Exhibit 10.1

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

IPSIPAY EXPRESS, LLC

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the “Agreement”), executed as of June 19, 2023 and effective as of April 28, 2023 (the “Effective Date”), is entered into by and among INNOVATIVE PAYMENT SOLUTIONS, INC., a Nevada corporation (“IPSI”); OPEN PATH, INC., a Delaware corporation (“OP”), and EFINITYPAY, LLC, a Delaware limited liability company (“EP”). IPSI, OP and EP are also hereinafter sometimes individually referred to as a “Member” or collectively as the “Members”.

W I T N E S S E T H:

WHEREAS, on the Effective Date, the Members formed IPSIPay Express, LLC (the “Company”) as a limited liability company under and pursuant to provisions of the Delaware Limited Liability Company Act, as amended (the “LLC Act”), by the filing of a Certificate of Formation (the “Certificate”) in the office of the Secretary of State of the State of Delaware (with the date of such filing of the Certificate with the State of Delaware being the “Date of Commencement”);

WHEREAS, the Members desire to set forth their understandings with respect to the business and operations of the Company and their respective rights and obligations regarding the Company; and

WHEREAS, each Member agrees to make certain contributions in cash, in kind, or in services to the Company, which contributions may be credited to the Member’s Capital Account in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, the Company and the Members agree as follows:

SECTION 1. FORMATION OF THE COMPANY

1.1 Formation. The Members, by execution of this Agreement, hereby agree to form the Company as a limited liability company under and pursuant to the provisions of the LLC Act and upon the terms and conditions set forth in this Agreement. The parties intend that the Company will be taxable as a partnership for United States federal income tax purposes. The parties agree that the rights, duties and liabilities of the Members, Managers (as defined herein) and Officers (as defined below) shall be as provided in the LLC Act, except as otherwise provided herein.

1.2 Company Name; Registered Office. The Members hereby agree that the name of the Company shall be “IPSIPay Express, LLC” until such time as the Members shall unanimously agree otherwise. The initial address of the Company’s registered office and agent for service of process in Delaware shall be the office and the agent designated on the Certificate.

1.3 Purpose and Powers of the Company.

(a) The purposes of the Company are to:

(i) develop, market, distribute and operate a financial technology merchant processing payment solution (to be branded as “IPSIPay Express” (“IPEX”) or such other brand name as shall be unanimously determined by the Board) that provides real time bank-to-bank payment transactions in a manner that provides seamless and frictionless consumer and merchant experiences, with an initial focus on merchants operating in gaming and entertainment sectors (collectively the “RTP Business”);

(ii) market Visa/Mastercard merchant processing primarily to merchants operating in so-called “high risk” business sectors (the “Credit Card Business” and, collectively with the RTP Business, the “Business”); and

(ii) do such other things and acts in furtherance of and consistent with the Business and such other acts as may be conducted by a limited liability company formed under the LLC Act (subject to the terms of this Agreement).

(b) The Company shall have and may exercise all the powers and privileges to the fullest extent permitted by law as are necessary, appropriate, advisable, desirable or incidental to the conduct, promotion or attainment of the purpose of the Company.

(c) The Company may exercise all its powers and privileges permitted pursuant to the LLC Act and this Agreement directly or through one or more Subsidiaries (as defined below). For purposes of this Agreement, (i) “Subsidiary” means, with respect to the Company, any corporation, partnership, association or other business entity of which (A) if a corporation, a majority of the total voting power of the equity interests entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (B) if a partnership, association or other business entity, a majority of either (1) the partnership or other similar ownership interest thereof or (2) the stock or equity interest of such partnership, association or other business entity’s general partner, board or other similar controlling person, is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof, (ii) “Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority, (iii) “Affiliate” means a corporation or other entity, which directly or indirectly controls, is controlled by or is under common control with any party or its shareholders; and (iv) “control” means the ownership of more than 50% of the outstanding shares or equivalent interest entitled to vote, or the legal power, via contract or otherwise, and either singularly or jointly with others, to control the business and affairs of a person.

1.4 Company Place of Business. The principal executive offices and place of business of the Company shall be at such place as the Board of Managers (the “Board”) shall establish, and the Board may from time to time change the location of the principal executive office of the Company to any other place within or without the State of Delaware. In initial principal executive office of the Company shall be IPSI’s corporate office located at 56B 5th Street, Lot 1, #AT, Carmel by the Sea, CA 93921.

1.5 Authorized Person. Any of the Company’s Officers is hereby designated as the authorized person to act on behalf of the Company to execute, deliver and file any amendments to the Certificate approved in accordance with this Agreement with the Secretary of State of the State of Delaware.

1.6 Qualification in Other Jurisdictions. The Officers shall cause the Company to be qualified or registered in any jurisdictions in which the Company transacts business, and if necessary or desired, under assumed or fictitious name statutes or similar laws in other jurisdictions in which the Company transacts business. The Officers shall have the authority to execute, deliver and file any certificates (and any and all amendments thereof) necessary for the Company to qualify to do business in the jurisdictions in which the Company may wish to conduct business, as determined by the Board.

1.7 Duration of the Company. The Company shall commence as of the Date of Commencement and shall continue until dissolved in accordance with the provisions of Section 14.

SECTION 2. MEMBERS; MEMBERSHIP INTERESTS; INITIAL CAPITAL CONTRIBUTIONS TO THE COMPANY; ADDITIONAL CAPITAL CONTRIBUTIONS; PAYMENT OF CERTAIN LIABILITIES

2.1  The initial Percentage Interest of each Member (as defined below) are as set forth in Exhibit A hereto. A Member’s Percentage Interest, together with all other rights of such Member in the Company, are hereinafter referred to herein individually as an “Interest” or “Membership Interest”, and collectively as the “Interests” or “Membership Interests”.

2.2 Percentage Interests. For the purposes of this Agreement, the term “Percentage Interest” means, with respect to any Member as of any date, such Member’s proportionate interest in the gains, profits, and losses of the Company, nonliquidating distributions from the Company, and such other rights and obligations as are specified in this Agreement. The Percentage Interests of each Member shall be subject to adjustment as described in Section 2.4 and on Exhibit A hereto and shall further be subject to adjustment, if any, solely in accordance with the terms of this Agreement.

2.3 Capital Contributions.

(a) The initial Capital Contribution (“Initial Capital Contribution”) of each Member, if any, shall be as set forth on Exhibit A hereto. It is expressly agreed that (i) (ii) OP’s Initial Capital Contribution shall consist of (A) providing the Company, during the full term of the Company, with access to and full utilization of such technology as may be owned or licensed by OP as is necessary or appropriate to conduct the Business and (B) the services to be provided by OP to the Company as provided for in Section 4.3 hereof and (ii) EP’s Initial Capital Contribution shall consist of (A) providing the Company, during the full term of the Company, with exclusive access to and full utilization of such technology as may be owned or licensed by EP as is necessary or appropriate to conduct the Business and (B) the services to be provided by EP to the Company as provided for in Section 4.3 hereof. Each of OP and EP, severally and not jointly, represent and warrant that they have and shall maintain full rights to provide the Company with access to and full utilization of such technologies and that the execution of this Agreement by OP and EP and the fulfillment of their respective obligations hereunder will not constitute a breach of or default under and third party license or other agreement to which they are a party related to such technologies. The technologies owned or licensed by OP and EP are referred to herein as the “Enabling Technology”.

(b) No Member will be required to make any Capital Contribution in excess of its Initial Capital Contribution unless such Member has agreed to make such Capital Contribution pursuant to the terms of this Agreement or any other agreement with the Company to which such Member is a party. If the Board, by a Required Vote, (a) determines that additional funds are required or desired for proper business purposes of the Company or (b) approves a budget that contemplates additional funds for the operation of the Company to be funded by additional Capital Contributions, then each Member shall make additional Capital Contributions as provided by the Board thereby pro-rata in accordance with their respective Percentage Interests. In such event, the Board will cause written notice of such capital call to be delivered to all Members, specifying the amount required from each Member and the time or time(s) for payment. Each Member shall make additional Capital Contributions in the amounts and at the times specified in such notice. Any call for additional Capital Contributions may be rescinded or postponed at any time prior to the due date therefor by a Required Vote of the Board. Members shall be obligated to make payment in full of each required additional Capital Contribution, and such Member shall not make (nor shall the Company be obligated to accept) any partial payments of any required additional Capital Contributions. For the purposes of this Agreement, the term “Capital Contribution” shall mean, with respect to a Member, the total amount of cash and the fair market value as determined in good faith by the Board of property contributed to the capital of the Company, including, without limitation, the Initial Capital Contribution and any other contributions made pursuant to this Section 2.3.

(c) If the Board, by Required Vote, determines that the Company requires additional capital to finance the business and operations of the Company and the provisions of Section 2.3(b) are not utilized, the Company may, subject to the other provisions of this Section 2.3, issue additional Interests with such interests, rights and preferences as the Board determines to be appropriate and in the best interests of the Company under the circumstances (the “Additional Interests”); provided that the Capital Contributions required for such Additional Interests shall be based upon and reflect the fair market value of the existing Interests at the time of the decision to issue Additional Interests as determined in the reasonable good faith judgment of the Board. The Board is hereby authorized to make any amendments to this Agreement the Board reasonably and in good faith deems necessary or appropriate in connection with the issuance of the Additional Interests (including, without limitation, expanding the size of the Board to grant seats on the Board to the purchasers of the Additional Interests). Upon the closing of the sale of the Membership Interests, the Percentage Interests of the Members will be adjusted to reflect the issuance of the Membership Interests.

(c) Subject to Section 2.3(e), the Company shall issue, sell or exchange, or agree to issue, sell or exchange (collectively, “Issue,” and any issuance, sale or exchange resulting therefrom, an “Issuance”) any Membership Interests only if the Company (via the Board by Required Vote) shall have first given written notice (the “Section 2.3 Offer Notice”) to each Member (each a “Preemptive Holder”) which shall (a) state the Company’s intention to Issue Additional Interests, the amount to be Issued, the terms of such securities, the purchase price therefor and a summary of the other material terms of the proposed Issuance and (b) offer (a “Preemptive Offer”) to Issue to each Preemptive Holder up to such Preemptive Holder’s Pro Rata Share (as defined below) of such Interests (with respect to each Preemptive Holder, the “Offered Securities”) upon the terms and subject to the conditions set forth in the Section 2.3 Offer Notice, which Preemptive Offer by its terms shall remain open for a period of 30 days from the date it is delivered by the Company to the Preemptive Holder (and, to the extent the Preemptive Offer is accepted during such 30-day period, until the closing of the Issuance of Membership Interests contemplated by the Preemptive Offer). “Pro Rata Share,” for purposes of this Section 2.3, shall mean the Percentage Interest held by such Preemptive Holder immediately prior to the issuance of the Section 2.3 Offer Notice.

(d) Notice of a Preemptive Holder’s intention to accept a Preemptive Offer, in whole or in part, shall be evidenced by a writing signed by the Preemptive Holder and delivered to the Company prior to the end of the 30-day period of such Preemptive Offer (each, a “Section 2.3 Notice of Acceptance”), setting forth such portion of the Offered Securities that the Preemptive Holder elects to purchase.

(e) (i) In the event that a Section 2.3 Notice of Acceptance is not given by a Preemptive Holder accepting all the Offered Securities, the Company shall have 90 days (or the period required for completion of all required regulatory approvals, so long as a binding agreement with respect to such Issuance is entered into within such 90-day period) following the earlier of (A) delivery of the Section 2.3 Notice of Acceptance and (B) the expiration of the 30-day period referred to in Section 2.3(d) above if no Section 2.3 Notice of Acceptance is delivered, to Issue all or any part of such remaining Offered Securities not covered by the Section 2.3 Notice of Acceptance (the “Section 2.3 Remaining Interests”) to any other Person or Persons, but only at the price and upon the payment terms set forth in the Section 2.3 Offer Notice and on such other terms and conditions as are no more favorable, in the aggregate, to such other Person or Persons or less favorable, in the aggregate, to the Company than those set forth in the Section 2.3 Offer Notice.

(ii) If the Company does not consummate the Issuance of all or part of the Section 2.3 Remaining Interests to such other Person or Persons within the 90-day period referred to in Section 2.3(d) above, the rights provided hereunder shall be deemed to be revived and such securities shall not be offered unless first reoffered to the Preemptive Holders in accordance with this Section 2.3.

(iii) Upon the closing of the Issuance to such other Person or Persons (the “Other Buyers”) of all or part of the Section 2.3 Remaining Interests, the Preemptive Holder shall purchase from the Company, and the Company shall Issue to the Preemptive Holder, the Offered Securities covered by the Section 2.3 Notice of Acceptance delivered to the Company by the Preemptive Holder, on the terms specified in the Preemptive Offer. The purchase by the Preemptive Holder of any Offered Securities is subject in all cases to the execution and delivery by the Company and the Preemptive Holder of a purchase agreement relating to such Offered Securities in form and substance similar in all material respects to the extent applicable to that executed and delivered between the Company and the Other Buyers and the Company shall record such Membership Interests on the books of the Company on such date against payment of the purchase price for such Membership Interests.

(f) The Company shall, as a condition to the Issuance, require any Other Buyers of Additional Interests to execute, and agree to be bound by the terms of this Agreement, and upon such execution and Issuance each such Other Buyer shall thereafter be deemed a Member.

2.4 Capital Contributions by IPSI; IPSI Warrants.

(a) In order for IPSI to be granted Membership Interests in the Company, IPSI shall be required to contribute cash to the Company in the aggregate amount of up to One Million Five Hundred Thousand Dollars ($1,500,000) (the “IPSI Capital Contribution”) by dates set forth hereinafter: The IPSI Capital Contribution shall be made in no more than three tranches of Five Hundred Thousand Dollars ($500,000) each (each, a “Tranche”). More than one Tranche may be funded to the Company at the same time, and with the prior approval of OP and EP, pro rata portions of each Tranche may be funded by IPSI. The IPSI Capital Contribution shall be for sole use of the Company and shall be utilized by the Company for such Company purposes as the Managers shall unanimously agree. Notwithstanding the foregoing, prior to the funding of the initial Tranche, IPSI shall be permitted to pay or arrange for payment to the Company or on behalf of the Company of Two-Hundred Thousand Dollars ($200,000) (the "Initial Payment") to be used for Company technology access or other Company expenses, which amount shall be credited to the initial Tranche and will entitle IPSI to a pro rata portion of the Percentage Interests to which it is entitled pursuant to Section 2.4(b). The Initial Payment shall be made on or before June 22, 2023. The $300,000 balance of the first Tranche shall be paid on or before July 31, 2023. The second $500,000 Tranche shall be paid on or before September 15, 2023. The third $500,000 Tranche shall be paid on or before October 31, 2023. The dates set forth in this Section 2.4(a) may be changed or amended by unanimous decision of the Managers.

(b) (i) With the funding of each Tranche , the Percentage Interests of the Members shall be adjusted as provided for on Exhibit A hereto. It is agreed that with the prior unanimous consent of the Board, the Company may (A) waive IPSI’s obligation to make all or any portion of the IPSI Capital Contribution and (B) in connection with such waiver, issue to IPSI Membership Interests in the Company in such amounts (and entitling IPSI to such Percentage Interests) as the Board may unanimously resolve to in writing. In connection with any such waiver and issuance, the Warrants (as defined below) will be issued to OP and EP as if the waived IPSI Capital Contribution had been made.

(ii) In the event that any portion of the IPSI Capital Contribution is, with the prior unanimous approval of the Board, utilized by the Company to make an investment in any third party, the proceeds from such investment in any form (e.g., dividends, sale proceeds, etc.) shall be allocated and paid in equal amounts to the Members (i.e., one-third each), regardless of the Percentage Interests of the Members at the applicable time such proceeds are received.

(c) Simultaneously with the funding of the initial Tranche, IPSI will issue to each of OP and EP a five-year common stock purchase warrant (in the form attached hereto as Exhibit B, the “Warrant”) to purchase Ten Million (10,000,000) shares of common stock of IPSI (the “Common Stock”) with an exercise price equal to the average public closing price of the Common Stock for the three trading days immediately prior to the funding of the initial Tranche; provided, however, that upon IPSI’s payment of the Initial Payment, each of OP and EP shall receive a Warrant to purchase Four Million (4,000,000) shares of Common Stock, and upon IPSI’s funding of the remaining $300,000 of the Initial Tranche, each of OP and EP shall receive a Warrant to purchase Six Million (6,000,000) shares of Common Stock.

(d) Simultaneously with the full funding of the second Tranche, IPSI will issue to each of OP and EP an additional Warrant to purchase Five Million (5,000,000) shares of Common Stock with an exercise price equal to the average public closing price of the Common Stock for the three trading days immediately prior to the funding of the second Tranche.

(e) Simultaneously with the full funding of the third Tranche, IPSI will issue to each of OP and EP an additional Warrant to purchase Five Million (5,000,000) shares of Common Stock with an exercise price equal to the average public closing price of the Common Stock for the three trading days immediately prior to the funding of the third Tranche.

(f) In the event that Board unanimously agrees that a pro rata portion of a Tranche may be funded by IPSI, the number of shares of Common Stock underlying the Warrants to be delivered to OP and EP will be adjusted on a pro rata basis in proportion to the amount of the Tranche funded.

2.5 Status of Capital Contributions. No return of a Member’s Capital Contributions shall be made hereunder if such distribution would violate applicable state law. Where Capital Contributions are to be returned to a Member, the Member shall not have the right to demand or receive property other than cash, except as may be specifically provided in this Agreement. No interest will be paid to any Member on Capital Contributions. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member. No Member shall be entitled to interest on any Capital Contribution or on the balance of such Member’s Capital Account. For the purposes of this Agreement, the term “Capital Account” shall mean, with respect to a Member, the account of a Member established and maintained in accordance with the provisions of Section 9.1 hereof.

2.6 Company Borrowings.

(a) Loans From Third Parties. The Company will be authorized to borrow from recognized banks or financial institutions and other lenders who are not Affiliates of any Members of the Company, at such times and on such terms as the Board approves.

(b) Loans from Members to Company. Subject to any other restrictions contained herein, the Company may borrow money from one or more Members or Affiliates of Members at such interest rate or rates and upon such other terms as are agreed upon by the Company and the lending Member; provided that the interest rates on any such loans may not exceed the rates that would apply to Company borrowing on similar terms from recognized banks or financial institutions and the terms are otherwise similar to those terms that would be expected to be achieved in an arms-length transaction, in each case as determined in good faith by the Board.

SECTION 3. AUDITORS; INSURANCE

3.1 Auditors. The Board, by a Required Vote, may cause the Company to select and retain independent certified public accountants.

3.2 Insurance. The Board, by a Required Vote, may cause the Company to maintain, with insurers or underwriters of good repute, property and casualty, general liability and other insurance relating to the operations of the Company in accordance with reasonably prudent business practice and as the Board by Required Vote shall have agreed upon, and pay all premiums and other sums payable in respect of maintaining such insurance; provided, however, that the Company shall regularly review any such insurance coverage and adjust the type and amount of coverage in accordance with such prudent business practices and as approved by the Board by Required Vote.

SECTION 4. RIGHTS, POWERS AND DUTIES OF THE MEMBERS; LIMITATION ON LIABILITY OF THE MEMBERS

4.1 Authority of the Members.

(a) The Members hereby consent to the exercise by the Board or its designees of the rights, powers and authority conferred on the Board by this Agreement.

(b) Except as otherwise provided by the LLC Act, the debts, expenses, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, expenses, obligations and liabilities of the Company, and no Member or its Affiliates shall be obligated personally for any such debt, expense, obligation or liability of the Company solely by reason of being a Member or being an Affiliate of a Member. All Persons dealing with the Company shall have recourse solely to the assets of the Company for the payment of the debts, obligations or liabilities of the Company. In no event shall any Member be required to make up any deficit balance in such Member’s Capital Account upon the liquidation of such Member’s Interest or otherwise. In addition, no Member or Affiliate shall be liable for the obligations of the Members or the Company by virtue of the fact that one or more Officers, Managers or employees of such Member or Affiliate is appointed to serve on the Board pursuant to Section 5.1 or is designated as an Officer of the Company pursuant to Section 6.1, or for any acts or omissions of such Persons in such capacities.

(c) Except as expressly provided in this Agreement, no Member (in its capacity as a Member) shall take part in or interfere in any manner with the management of the business and affairs of the Company or have any right or authority to act for or bind the Company, and the Members (in their capacity as Members) shall have only the rights and powers granted to the Members under this Agreement.

4.2 Voting Rights; Required Member Consents.

(a) No Member has any voting right except with respect to those matters specifically reserved for a Member vote which are set forth in this Agreement and as required in the LLC Act.

(b) Notwithstanding any other provision of this Agreement, without the prior consent of all of the Members, which consent shall be obtained in accordance with the procedures set forth in Section 7.1, the Company shall not:

(i) commit any act in contravention of this Agreement;

(ii) perform any act that would subject any Member to liability in any jurisdiction by virtue of their status as a Member of the Company; or

(iii) commit any other act requiring the prior consent of the Members under this Agreement.

(c) No funds of the Company shall be kept in any account other than a Company account, nor shall any funds be commingled with the funds of any other Person, and the Board shall not employ, or permit any other Person to employ, funds of the Company in any manner except for the benefit of the Company.

4.3 Member Responsibilities. Each Member acknowledges that the Members hereto shall each have the following responsibilities with respect to the Company:

(a) As provided for in Section 2.4 hereof, in order to be granted Membership Interests in the Company, IPSI shall be responsible for making the IPSI Capital Contributions to the Company. IPSI shall also be primarily responsible for consummating and managing IPEX’s contractual relationship with one or more appropriate commercial banks or financial institutions on terms unanimously approved by the Board.

(b) OP shall make its Initial Capital Contribution as provided for in Section 2.3(a) hereof (including providing the Company, during the full term of the Company, with access to or granting the Company the right to access and utilize the Enabling Technology in connection with the Business) and also shall be primarily responsible for providing access to IPEX to its existing payment processing gateways and distributing IPEX to its existing and future customer bases. OP undertakes to use its appropriate efforts given the nature of its relationships with its customers to facilitate the marketing and distribution of IPEX to its existing and future customer bases.

(c) EP shall make its Initial Capital Contribution as provided for in Section 2.3(a) hereof (including providing the Company, during the full term of the Company, with access to or granting the Company the right to access or and utilize the Enabling Technology in connection with the Business) and shall also be primarily responsible managing the Company’s contractual relationships with any third-party technology providers and overseeing such providers’ participation in the development, creation and documentation of IPEX. Following the commercial launch of IPEX, EP shall be responsible for interfacing with such technology providers for purposes of such providers maintaining, repairing, troubleshooting and operating the payment platform aspects of IPEX. EP shall further be primarily responsible for marketing IPEX, however all Members shall participate in marketing activities in a coordinated fashion to the extent of each Member’s abilities and expertise.

(d) In addition to the responsibilities of each Member set forth in this Section 4.3, each Member hereby agrees to generally collaborate with the Company and each other Member in connection with the development and operation of the Business.

4.4 Duties and Conflicts.

(a) Each Member expressly acknowledges that: (i) the other Members and their respective Affiliates currently have or may in the future have other business interests, business opportunities, assets, activities and investments (the “Other Business Interests”), (ii) no Member shall have any right, title, interest or claim in or to the Other Business Interests of any other Member or the income, profits or losses derived therefrom, by virtue of owning a Membership Interest in the Company or being a party to this Agreement, and (ii) the pursuit of such Other Business Interests by a Member shall not be deemed wrongful or improper, except as provided for in Section 4.4(b).

(b) Notwithstanding the provisions of Section 4.4(a), the Members expressly acknowledge and agree that they each (i) will operate in good faith with respect to the Business and affairs of the Company and (ii) will not knowingly and directly compete with the Business or provide any goods or services to, or for, any business that competes directly with the Business as such Business is conducted from time to time with the prior approval of the Board, it being acknowledged that OP may (without being deemed to have violated this Section 4.4(b)) provide connectivity to customers who, in turn and without the direct involvement of OP, use such services to compete with the Business.

(c) Except as expressly provided for in Section 4.4(b) hereof, to the fullest extent permitted by the LLC Act and other applicable law, no Member shall be a fiduciary of, or have any fiduciary duties or obligations to, the other Members in connection with the Company or this Agreement or such Member’s performance of its obligations under this Agreement, and each Member hereby waives to the fullest extent permitted by the LLC Act and other applicable law any rights it may have to claim any breach of any standard of care or duty (fiduciary or other) under this Agreement or in connection with the Company.

4.5 Nonsolicit; Nondisparage. Each Member represents and warrants to each of the other Members and the Company that, for so long as such Member is a member of the Company, and for a period of one (1) year thereafter, neither such Member nor any of its Affiliates shall, without the prior written consent of the Board, directly or indirectly, (A) hire or solicit any employee of the Company or encourage any such employee to leave his employment with the Company, or (B) solicit, induce or influence any client, customer, supplier, subcontractor, lender, lessor or any other person or entity which has a business relationship with the Company to discontinue or reduce the extent of such relationship. During the term of this Agreement, and thereafter without limitation of time, no Member or its Affiliates shall disparage or defame the Company, its Affiliates, current or former officers, directors, partners, or members.

4.6 IPSI Business Development Fee. In the event the Company, prior to delivery of the initial Tranche by IPSI to the Company, commences the Business utilizing a bank or any other financial institution for purposes of payment processing, which bank or institution was introduced to the Company by IPSI, IPSI shall receive from the Company a cash business development fee (the “Business Development Fee”) of five percent (5%) of all revenue so derived and received by the Company from that banking relationship. The Business Development Fee will be paid monthly by the fifth (5th) business day of the succeeding month after which payments were received by the Company. Payments of the Business Development Fee shall continue until the month that the initial Tranche is funded by IPSI to the Company, after which IPSI’s entitlement to the Business Development Fee shall terminate. In the event IPSI fails to deliver the initial Tranche, IPSI’s entitlement of the Business Development Fee shall continue for all banking or financial institutions introduced by to the Company IPSI and used by the Company.

SECTION 5. RIGHTS, POWERS AND DUTIES OF THE BOARD; LIMITATION OF LIABILITY OF MANAGERS

5.1 Board of Managers. Pursuant to the authority granted to it in Section 4.1, the Members hereby vest the management of the Company in the Company’s Board of Managers (the “Board”). The Board shall manage the business and affairs of the Company on behalf of the Members, consistent with this Agreement and applicable law. The Board shall initially consist of three (3) members designated by the Members in accordance with this Section 5.1 (each such person shall be hereinafter referred to as a “Manager.

(a) The Board shall initially consist of one individual appointed by each Member, which individuals shall initially be:

(i) William Corbett, as designee of IPSI;

(ii) Scott Dorey, as designee of OP; and

(iii) Franklin Levy, as designee of EP.

(b) The Chairman of the Board shall be elected by the Board, which individual shall initially be Scott Dorey.

(c) A Manager shall remain in office until his resignation or removal. A Manager may be removed at any time, with or without cause, solely by and at the sole discretion of the Member that designated such Manager. Such Member may designate a different individual as the replacement for the removed Manager. In the case of the death, resignation or removal of a Manager, the Member that appointed the Manager whose death, resignation or removal is the cause of the vacancy may designate the replacement to fill the vacancy.

5.2 Meetings of the Board.

(a) Regular meetings of the Board will be held at least once each calendar quarter, at such times and at such places as shall be fixed by the Board by written notice to each Manager in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, or by written notice mailed to his or her business or home address.

(b) Any Manager may call a special meeting of the Board. Unless waived as is herein provided, notice of any special meeting of the Board of Managers shall be given to each Manager in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address by overnight courier, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Manager by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if faxed or emailed, when delivered by such means.

(c) Any Manager may waive notice of any meeting. Attendance of a Manager at a Board meeting in person or by the use of telephone or video conference or similar technology shall constitute waiver of notice of such Board meeting, except where a Manager attends a Board meeting for the express purpose of objecting to the transaction of any business because the Board meeting is not lawfully called or convened.

(d) Managers may participate in any meeting of the Board by means of conference telephone, video conference or similar communication if all persons participating in such meeting can hear one another for the discussion of the matter(s) to be voted upon. Participating in a meeting pursuant to this Section shall constitute presence in person at such meeting.

(e) Two Managers shall constitute a quorum for the transaction of business. Any matter which requires the unanimous consent of the Board pursuant to this Agreement shall require all of the Managers to be present at any Board meeting called for the purposes described therein. If a Board meeting to vote on a matter which requires a unanimous vote of the Board cannot be held (after two attempts by means of delivery of proper notice) due to lack of a quorum, then such matter shall be determined pursuant to Section 15.

(f) Except as otherwise required by this Agreement, decisions of the Board on items set forth in this Agreement to be determined by the Board shall be adopted only by the affirmative vote of a majority of the Managers then in office (a “Required Vote”). Such vote may take place at a meeting, or by written consent.

5.3 Authority of the Board.

(a) Except as expressly provided in this Agreement, all powers to control and manage the business and affairs of the Company shall be exclusively vested in the Board and the Board may exercise all powers of the Company and do all such lawful acts as are not by statute, the Certificate or this Agreement directed or required to be exercised or done by the Members and in so doing shall have the right and authority to take all actions which the Board of Managers deems necessary, useful or appropriate for the management and conduct of the business, including, without limitation, exercising the following:

(i) conduct its business, carry on its operations and have and exercise the powers granted by the LLC Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

(ii) acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(iii) operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(iv) execute (but not to the exclusion of any Officer having such power) or authorize an Officer of the Company to execute any and all agreements, contracts, documents, certifications, and instruments, including without limitation any deed, lease, mortgage, or promissory note, necessary or convenient in connection with the management, maintenance, and operation of the business of the Company, or otherwise in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Certificate in accordance with the terms of this Agreement, both as Managers and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Managers;

(v) cause the Company to engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Manager liability) necessary or incidental to, or in connection with, the accomplishment of the Business, as may be lawfully carried on or performed by a limited liability company under the LLC Act and the laws of any state in which the Company is then formed or qualified;

(vi) cause to be paid all amounts due and payable by the Company to any Person;

(vii) employ such agents, employees, managers, accountants, attorneys, consultants and other Persons, including any Member, necessary or appropriate to carry out the business and affairs of the Company, whether or not any such Persons so employed are affiliated with or related to any Member, and to pay to such Persons such fees, expenses, salaries, wages and other compensation as it shall in its sole discretion determine;

(viii) form such committees as the Board may deem appropriate;

(ix) pay any and all fees and make any and all expenditures which it deems necessary or appropriate in connection with the organization of the Company, the management of the affairs of the Company and the carrying out of its business, obligations and responsibilities under this Agreement;

(x) establish and maintain one or more bank accounts for the Company in such bank or banks as the Board may, from time to time, designate as depositories of the funds of the Company, subject to the provisions of Section 13.5;

(xi) to the extent that funds of the Company are, in the judgment of the Board, not immediately required for the conduct of the Company’s business, temporarily deposit the excess funds in such bank account or accounts, or invest such funds in such interest bearing taxable or nontaxable investments as the Board shall deem appropriate; provided, however, that the Board shall not make any such deposits or investments that would require registration of the Members or the Company under the Investment Partnership Act of 1940, as amended; and

(xii) cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the Company.

The Members hereby consent to the foregoing rights, powers and authority to the Board.

(b) The Board may, but is not required to, establish one or more committees (each, a “Board Committee”) and may delegate certain authority of the Board to such committee of the Board. A Board Committee may be comprised of one or more Managers and may include a committee of a single Manager to whom the Chief Executive Officer reports for all matters in the ordinary course of the Company’s business. To the extent this Agreement provides that certain Manager(s) must consent to certain specified actions, a Board Committee shall not have authority to act with respect to such action unless such Manager(s) consent to such action.

(c) Notwithstanding anything to the contrary herein, but subject to Section 5.3(d), the Company will not take or agree or otherwise commit to take, nor cause any of its Subsidiaries to take or agree or otherwise commit to take, any of the following actions (each, a “Major Decision”) without the prior unanimous written consent of all of the Managers:

(i) the approval of any contract, fee arrangement or business relationship between the Company and a Member or any Member’s Affiliate, including any loan to the Company from a Member;

(ii) approval of (A) the sale or disposition of all or substantially all of the assets of the Company, (B) the merger or consolidation of the Company with any other entity, (C) the sale by the Members of all of the equity interests in the Company to any other Person or (D) the liquidation or Dissolution (as defined below) of the Company;

(iii) issuance, transfer, sale or other disposition of additional Membership Interests or admission of a new member in the Company other than in accordance with Section 2.3;

(iv) filing any petition in bankruptcy or reorganization or instituting any other type of bankruptcy, reorganization or insolvency proceeding with respect to the Company; consenting to the institution of involuntary bankruptcy, reorganization or insolvency proceedings with respect to the Company; the admission in writing by the Company of its inability to pay its debts generally as they become due; or the making by the Company of a general assignment for the benefit of its creditors;

(v) creation of any mortgage, pledge, lien (including without limitation tax lien), charge, defect of title, security interest, claim or infringement, condition, restriction, encumbrance or obligation of any kind (“Lien”) on any assets of the Company;

(vi) acquisition of shares of capital stock of or other equity interests in, or all or substantially all of the assets of, any Person;

(vii) formation by the Company of any Subsidiary;

(viii) causing the Company or any Subsidiary of the Company to engage in any business (A) other than the Business or (B) under a name other than IPEX or IPSIPay Express; and

(ix) taking any actions that otherwise requires the unanimous approval of the Board pursuant to the terms of this Agreement.

SECTION 6. OFFICERS

6.1 Appointment of Officers. The Board shall have the right, power and authority to designate, by a Required Vote, the initial Chief Executive Officer of the Company, who shall have general supervision and control of the Company and shall have such powers and perform such duties in managing the day-to-day operations of the Company as delegated to such officer by the Board. In addition, the Board shall have the right, power and authority to designate, in its discretion, other officers, including without limitation a Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer, and one or more vice presidents (collectively, the “Officers,” and each individually, an “Officer”) with such powers and authorities as the Board, in its sole discretion, may determine, and solely to the extent the Board may determine such designations, powers and authorities are appropriate and desirable. Pursuant to the authority granted to it by the Members pursuant to this Section 6.1, the Board may also from time to time appoint such other Officers as it may deem appropriate. The initial Officers of the Company, who shall undertake the duties customary to their respective offices, shall be as follows:

Scott Dorey	Chief Executive Officer
William Corbet	President
Richard Rosenblum	Chief Financial Officer and Treasurer
Franklin Levy	Chief Marketing Officer and Secretary

6.2 Authority of the Officers. Subject to the provisions of this Agreement, unless the authority of an Officer is limited in the document appointing such Officer or is otherwise specified in this Agreement or by the Board, any Officer so appointed shall have the same authority to act for the Company as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation in the absence of a specific delegation of authority. Any decision or act of an Officer within the scope of the Officer’s designated or delegated authority shall control and shall bind the Company (and any business entity for which the Company exercises direct or indirect executory authority); provided, however, that unless such power is specifically delegated to the Officer in question either for a specific transaction or generally in a separate writing, no such Officer shall have the power to lease or acquire real property, to borrow money, to issue notes, debentures, securities, equity or other interests of or in the Company, to make investments in (other than the investment of surplus cash in the ordinary course of business) or to acquire securities of any Person, to give guarantees or indemnities, to merge, liquidate or dissolve the Company or to sell or lease all or any substantial portion of the assets of the Company.

SECTION 7. ACTIONS OF MEMBERS

7.1 Procedure for Obtaining Consent.

(a) Any approval, consent, waiver or vote of the Members required by this Agreement or by the LLC Act may be given by either:

(i) a written approval, consent, waiver or affirmative vote executed by all of the Members to the other Members or the Board at or prior to the commission of the act or thing for which the approval is solicited, provided that such approval, consent or waiver shall not have been revoked by (A) notification to the Members or the Board, as the case may be, of such revocation by any Member or negative vote by any Members at or prior to any meeting called to consider such act or thing or (B) notification to the other Members or the Board, as the case may be, of such revocation by any Member prior to the commission of the act or thing which is subject of the approval, consent or waiver; or

(ii) the approval, consent, waiver or affirmative vote of all of the Members at any meeting called and held pursuant to Section 7.1(b).

(b) Unless notice is waived as is herein provided and allowed, any approval, consent, waiver or vote of the Members required pursuant to this Agreement or any other matter to come before the Members may be considered at a meeting of the Members held not less than 10 nor more than 60 days after notification of such meeting shall have been given to all of the Members in accordance with this Section 7.1(b). Such notification shall be given by the Members or the Board within 10 days after receipt by the Members or the Board of a request for such a meeting by any Member. All such meetings shall be held at such reasonable time and place as the Members or the Board may designate. Any Member may waive notice of any such meeting as to itself. Attendance of a Member at a meeting in person or by use of the telephone or video conference or similar technology shall not constitute waiver of notice of such meeting, except where a Member attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not properly called or convened. Any such meeting may be held by means of a telephone, video conference or similar communication if all persons participating in such meeting can hear one another for the discussion of the matter(s) to be voted upon.

SECTION 8. INTEREST TRANSFER RESTRICTIONS

8.1 Restrictions on Transfer. The Members hereby agree that no Member shall be permitted to Transfer (as defined below) any or all of its respective Interest except in accordance with this Section 8. Except as otherwise provided in this Section 8, no Member, may sell, pledge, assign, transfer, hypothecate or otherwise encumber (each, a “Transfer”) its Interest in the Company to any third party, except with the unanimous consent of the Board, and on such reasonable conditions as the Board may require; provided, however, that any Member may, following written notice to Company and the other Members, sell, transfer or assign all (but not less than all) of its Membership Interests in the Company to (i) and Affiliate of such Member (including in connection with the estate planning activities of an individual equity holder of a Member) or (ii) a successor in ownership of all or substantially all of the assets of such Member (“Successor”), so long as such Successor agrees to be bound by the terms and conditions of this Agreement and executes a counterpart signature page to this Agreement pursuant to which it or they agree to be bound by this Agreement. Upon the transfer by a Member of its entire Membership Interest pursuant to this Agreement, such Member shall not cease to be a Member of the Company until after the admission of such Member’s transferee as a Member of the Company in accordance with this Agreement.

8.2 Bankruptcy.

(a) Each of the Members hereby grants to the other Members an irrevocable option (the “Bankruptcy Option”), which Bankruptcy Option shall be exercisable only upon the bankruptcy, insolvency, winding-up or liquidation of the granting Member (the “Insolvent Member”), or in the event that a receiver is appointed in respect of the whole or substantially the whole of such Insolvent Member’s property and assets, or in the event of the transfer or assignment, voluntary or involuntary, by such Insolvent Member of its Interest in the Company to any creditor, in total or partial satisfaction of any debt, obligation, judgment or other liability (any such assignee, trustee, receiver or transferee is hereinafter referred to as the “Special Transferee” and the other Members are hereinafter referred to as the “Solvent Members”), to purchase the Insolvent Member’s Interest for a purchase price equal to the fair market value of such Interest (the “Bankruptcy Value”) at that time, as determined by a third party expert in such matters. Upon the Bankruptcy Option becoming exercisable, the Solvent Members may exercise the Bankruptcy Option by delivering a written notice to the Special Transferee. Each Solvent Member shall have a right to purchase its pro-rata portion (based on Percentage Interest) with the right of oversubscription of the Special Transferee’s Interest. Payment of the Bankruptcy Value shall be made by the Solvent Members in cash or by certified funds within 180 days from the date of exercise of the Bankruptcy Option.

(b) If any of the parties (the “Disagreeing Party”) disagrees with the Bankruptcy Value, the Disagreeing Party may, within 20 days after its receipt of the Bankruptcy Value (the “Bankruptcy Value Calculation”), deliver a notice to the other party disagreeing with such calculation and setting forth the Disagreeing Party’s calculation of the Bankruptcy Value. Any such notice of disagreement shall specify those items or amounts as to which the Disagreeing Party disagrees, and the Disagreeing Party shall be deemed to have agreed with all other items and amounts contained in the Bankruptcy Value Calculation.

(c) If a notice of disagreement shall have been delivered by the Disagreeing Party pursuant to Section 8.2(b), the parties shall, during the 20 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine the Bankruptcy Value, which amount shall not be more than the amount shown in the Bankruptcy Value Calculation nor less than the amount shown in the Disagreeing Party’s notice of disagreement. If, during such period, the parties are unable to reach agreement, they shall promptly thereafter cause the Accounting Referee (as defined below) promptly to review this Agreement and the disputed items or amounts for the purpose of calculating the Bankruptcy Value. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Bankruptcy Calculation to which the Disagreeing Party has disagreed. The Accounting Referee shall deliver to both parties, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the parties hereto. The cost of such review and report shall be borne equally among the parties. For purposes of this paragraph (c), the term “Accounting Referee” means an accounting firm (so long as the same is not engaged by any party as its independent auditor) selected jointly by the Company and the Disagreeing Party.

8.3 Right of First Refusal.

(a) Except as otherwise provided in Sections 8.1 and 8.2, if a Member wishes to Transfer all or a part of its Interest (a “Transferring Member”), such Member shall first deliver to the other Members (the “Offered Members”) a written notice (an “Offer Notice”), which shall (i) state the Transferring Member’s intention to sell all or a portion of its Interest to one or more Persons, the portion of its Interest to be sold (the “Subject Interest”), the purchase price therefor and a summary of the other material terms of the proposed Transfer and (ii) offer the Offered Members the option to acquire their pro rata share (based on their Percentage Interests) of all or a portion of such Subject Interest upon the terms and subject to the conditions of the proposed Transfer as set forth in the Offer Notice (the “Offer”). A Member may submit an Offer Notice only if such Member has received a bona fide written offer, the terms of which are reflected in the Offer Notice. The Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the Offer is accepted during such period, until the consummation of the sale contemplated by the accepted Offer). Each Offered Member shall have the right and option, for a period of 30 days after its receipt of the Offer Notice (the “Acceptance Period”), to accept all or any part of its pro rata share (based on the Percentage Interests of the Offered Members) of the Subject Interest so offered at the purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by delivering a written notice to the Transferring Member during the Acceptance Period specifying the portion of the Subject Interest the Offered Member will purchase. If any Offered Member (the “Accepting Offered Member”) elects to accept its entire pro rata portion of the Subject Interest as described above, but the other Offered Member (the “Non-Accepting Offered Member) does not elect to accept its entire pro rata portion of the Subject Interest as described above, then the Accepting Offered Member shall have the right, but not the obligation, to accept the Non-Accepting Offered Member’s pro rata portion of the Subject Interest at the purchase price and on the terms stated in the Offer Notice.

(b) If effective acceptance shall not be received pursuant to Section 8.3(a) above with respect to all of the Subject Interest offered for sale pursuant to the Offer Notice, then the Transferring Member may Transfer all or any portion of its Subject Interest at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Offer Notice at any time within 90 days after the expiration of the Acceptance Period (the “Sale Period”). To the extent the Transferring Member Transfers all or, if the Offered Members have accepted the Offer with respect to a part of such Transferring Member’s interest, the remaining portion of the Interest so offered during the Sale Period, the Transferring Member shall promptly notify the Company, and the Company shall promptly notify the other Members, as to (i) the Interest, if any, that the Transferring Member then owns, (ii) the Interest that the Transferring Member has transferred, (iii) the terms of such Transfer and (iv) the name of the owner(s) of any of the Interest Transferred. In the event that all of the Subject Interest is not sold by the Transferring Member during the Sale Period, the right of the Transferring Member to Transfer such unsold Subject Interest shall expire and the obligations of this Section 8.3 shall be reinstated; provided, however, that, in the event that the Transferring Member determines, at any time during the Sale Period, that the Transfer of all of the Interest on the terms set forth in the Offer Notice is impractical, the Transferring Member may terminate the offer and reinstate the procedure provided in this Section 8.3 without waiting for the expiration of the Sale Period.

SECTION 9. CAPITAL ACCOUNTS; ALLOCATION OF LOSSES; PARTNERSHIP REPRESENTATIVE

9.1 Capital Accounts. A Capital Account shall be maintained on the books of the Company for each Member in compliance with Sections 1.704-1(b)(2)(iv) and 1.704-2 of the Treasury Regulations, as amended. Subject to the preceding sentence, each Member’s Capital Account shall initially be credited with the amount of such Member’s Initial Capital Contribution to the capital of the Company as set forth in Section 2.1. Thereafter, each Member’s Capital Account shall be increased by:

(a) the amount of any additional Capital Contribution made by such Member pursuant to Section 2.3; and

(b) the amount of Profits (as hereinafter defined) allocated to such Member; and shall be decreased by:

(i) the amount of distributions to such Member; and

(ii) the amount of Losses allocated to such Member.

9.2 Allocations. Subject to Section 9.3(b) and Section 14.3(b), The Profits and Losses of the Company shall be allocated to the Members in proportion to their Percentage Interests. The following provisions shall apply with respect to the allocation of Profits and Losses:

(a) “Profits” and “Losses” mean, for each taxable year or other period, an amount equal to the Company’s Federal taxable income or loss (as is appropriate) for such year or other period, determined in accordance with Section 703(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (including all items of income, gain, loss or deduction required to be stated separately under Section 703(a)(l) of the Code), with the following adjustments:

(i) Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses will be added to taxable income or loss;

(ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures under Treasury Regulations Section 1.704-I(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, will be subtracted from taxable income or loss;

(iii) Gain or loss resulting from any disposition of Company property (with respect to which gain or loss is recognized for Federal income tax purposes) will be computed by reference to the Gross Asset Value of the property, notwithstanding that the adjusted tax basis of the property differs from its Gross Asset Value;

(iv) Any items which are specially allocated pursuant to Section 9.3, or which are allocated solely for Federal income tax purposes pursuant to Section 9.4 hereof, shall be excluded from the determination of Profits and Losses;

(v) In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account Depreciation for the taxable year or other period (where the term “Depreciation” shall mean for each taxable year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such taxable year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such taxable year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided, if the adjusted basis for federal income tax purposes of an asset at the beginning of such taxable year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board; provided, if the remedial allocation method is used, Depreciation shall be determined pursuant to Treasury Regulation Section 1.704-3(d)(2).”); and

(vi) If the Gross Asset Value of any Company asset is adjusted pursuant to clauses (ii) or (iii) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

(b) “Gross Asset Value” means, with respect to any asset, the adjusted basis of such asset for Federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Member to the Company will be the fair market value of the asset on the date of the contribution, as determined in good faith by the Board.

(ii) The Managers shall adjust the Gross Asset Values of all Company assets to equal the respective fair market values of the assets, as determined in good faith by the Board, as of (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution or in connection with services; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company if the Board reasonably determine an adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company and (c) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g).

(iii) The Gross Asset Values of Company assets will be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code Sections 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

(iv) The Gross Asset Value of any Company asset distributed to any Member will be the gross fair market value of the asset on the date of distribution.

(v) After the Gross Asset Value of any asset has been determined or adjusted under subparagraphs (i), (ii), or (iii) above, the Gross Asset Value will be adjusted by the depreciation taken into account with respect to the asset for purposes of computing Profits or Losses.

9.3 Regulatory Allocations.

(a) The Members intend that the allocations pursuant to this Section 9.3 shall be equivalent to allocations that are or are deemed to be in accordance with the “partners interests in the partnership” within the meaning of Regulations §§ 1.704-1(b) and 1.704-2, and the Board shall make such changes in the allocations pursuant to this Section 9.3 as it believes are reasonably necessary to meet the requirements of such Regulations, including, without limitation the provisions related to qualified income offsets, the allocations of partner non recourse debt and to the minimum gain chargebacks.

(b) Notwithstanding any provision of Section 9.2, no allocation of Loss shall be made to a Member if it would cause such Member to have a negative balance in its “Adjusted Capital Account” (as such term is defined in clause (c) below), decreased by reasonably expected adjustments, allocations and distributions described in Regulation §§ 1.704 1(b)(2)(ii)(d)(4), (5) and (6), immediately following such allocation. Allocations of Losses that would be made to a Member but for this Section 9.3(b) shall instead be made to other Members pursuant to Section 9.2 to the extent not inconsistent with this Section 9.3(b). To the extent allocations of Losses cannot be made to any of the Members because of this Section 9.3(b), such allocations shall be made to the Members in accordance with Section 9.2, as applicable, notwithstanding this Section 9.3(b). Allocations of Profits following any allocations of Losses subject to this Section 9.3(b) shall be allocated among the Members in a manner so as to offset the allocations of Losses previously made to the Members pursuant to this Section 9.3(b).

(c) A Member’s “Adjusted Capital Account” at any time shall mean such Member’s Capital Account at such time increased by the sum of (a) the amount of such Member’s share of partnership minimum gain (as defined in Regulation §1.704-2(g)(l) and (3)) and (b) the amount of such Member’s share of partner nonrecourse debt minimum gain (as defined in Regulation §1.704-2(i)(5)), and decreased by reasonably expected adjustments, allocations and distributions described in Regulation §§ 1.704 1(b)(2)(ii)(d)(4), (5) and (6).

(d) Except to the extent otherwise required by the Code and Treasury Regulations, if one or more Percentage Interests in the Company is transferred in any taxable year, the items of income, gain, loss, deduction and credit allocable to such Percentage Interests for such taxable year shall be apportioned between the transferor and the transferee in proportion to the number of days in such taxable year such Percentage Interests are held by each of the them, except, that if they agree between themselves and so notify the Company within 30 days after the transfer, then at their option and expense, (i) all items or (ii) extraordinary items, may be allocated to the person that held such Percentage Interests on the date such items were realized or incurred by the Company.

9.4 Allocations of Taxable Income. The income, gains, losses, deduction and credits of the Company for any taxable year shall be allocated to the Members in the same manner as Profits and Losses were allocated to the Members for such Fiscal Year pursuant to Sections 9.2 and 9.3; provided, however, that solely for Federal, state and local income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to any Company asset properly carried on the Company’s books at a value other than the tax basis of such Company asset shall be allocated in a manner determined in the discretion of the Board, so as to take into account (consistently with Code Section 704(c) principles) the difference between such Company asset’s book basis and its tax basis.

9.5 Withholding. The Company shall comply with withholding requirements under Federal, state and local law and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be, at the option of the Board, either a distribution to or a demand loan by the Company to such Member in the amount of the withholding. In the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction. If the amount was deemed to be a demand loan, the Company may, at its option, (a) at any time require the Member to repay such loan in cash or (b) at any time reduce any subsequent distributions by the amount of such loan. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

9.6 Partnership Representative. IPSI be the “partnership representative” of the Company, as such term is defined in Section 6223 of the Code and under any comparable provision of state law (the “Partnership Representative”). The Partnership Representative is authorized and required to represent the Company in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for the reasonable and necessary professional services and costs associated therewith. Each Member agrees to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably required by the Partnership Representative to conduct such proceedings. The Company will reimburse the Partnership Representative for all reasonable and necessary out-of-pocket expenses incurred by it in connection with any administrative or judicial proceeding with respect to the tax liabilities of the Company or the Members. The Partnership Representative shall promptly notify the Members if any tax return or report of the Company is audited or if any adjustments are proposed by any taxing authority. In addition, the Partnership Representative shall promptly furnish to the Members all notices concerning administrative or judicial proceedings relating to income tax matters. During the pendency of any administrative or judicial proceeding, the Partnership Representative shall furnish to the Members periodic reports concerning the status of any such proceeding.

SECTION 10. DISTRIBUTIONS

10.1 Distributions Generally.

(a) Subject to Section 14.3, and provided that all previously accrued Tax Distributions have been made to the Members, distributions of Distributable Cash (as defined below) to Members (in their capacity as such) may be made in such amounts and forms and at such times as this Agreement provides or as otherwise determined by the Board by Required Vote. Any such distributions of Distributable Cash are to be made among the Members in the same ratio as their Percentage Interests at the time such distribution is approved by the Board. The Board may also approve distributions of cash to Members as a draw against future distributions of Distributable Cash. Notwithstanding anything herein to the contrary, approved distributions of Distributable Cash generated by the Credit Card Business shall be allocated and distributed evenly between the Members (i.e., one-third each), regardless of each Member’s Percentage Interest at the time of distribution.

(b) The amount of any distribution shall be charged against the Capital Account of the Member to whom such cash or property is distributed. In the event of any distribution by the Company to a Member of property (other than cash), the property so distributed shall be valued based on the fair market value of the property as determined in good faith by the Board, and treated for accounting purposes as sold by the Company and as though cash proceeds of such sale were distributed. The difference between the value of the property so distributed and the amount at which such property was carried on the books of the Company shall be treated as Profit or Loss on the sale of such property and shall be credited or charged, as the case may be, in accordance with Section 9.2.

(c) For the avoidance of doubt, this Section 10.1 applies only to distributions made to Members in their capacity as Members, and not to payments owed to any Member, its Affiliates or employees, for services, compensation or similar arrangements.

10.2 Distributable Cash. The term “Distributable Cash” as used herein, with respect to any Fiscal Year or other period, shall mean all revenues received by the Company (other than cash received as Capital Contributions, the proceeds of any loans or other financing obtained by the Company, interest earned on temporary investment of Company funds pending utilization thereof and proceeds from the sale of assets in partial or complete liquidation of the Company in such period) during such Fiscal Year or other period, less (i) all expenses incurred by the Company during such Fiscal Year or other period (including, without limitation, all Business Development Fees required to be paid to IPSI), and (ii) such reserves as the Board by Required Vote may determine are necessary or appropriate to the continued operation of the Company’s business (including reserves established for working capital purposes); provided that the Board may, in its sole discretion, at any time and from time to time, declare other funds of the Company to be Distributable Cash.

10.3 Tax Distributions. To the extent the Company has Distributable Cash that may lawfully be distributed by the Company under the LLC Act and subject to any applicable agreement to which the Company or any of its subsidiaries is a party governing the terms of indebtedness for borrowed money and subject to the retention and establishment of reserves, or payment to third parties, of such funds as the Board deems necessary with respect to the reasonable business needs and obligations of the Company, the Board will cause the Company to make, on an annual basis or more frequently, a distribution to each Member equal to such Member’s Tax Distribution for each fiscal year of the Company (“Fiscal Year”). The “Tax Distribution” for a Member for a Fiscal Year is such Member’s Percentage Interests of the aggregate amount determined by the Board to be sufficient to at least equal the amount of the Members’ aggregate federal and state income taxes with respect to the Company’s net taxable income and gain for such fiscal period, determined by assuming (without regard to any Members’ actual tax liability) that such income or gain, as applicable, is taxable at a combined effective federal and state income tax rate reflecting the deductibility of state income taxes for federal income tax purposes and by using for all Members the highest marginal federal and state income tax rate then in effect for any Member for the type of income taking into account available deductions and allowances with respect to the income and taking into account all previous allocations of Profits and Losses pursuant to Section 9.2, such that such Member shall receive an amount anticipated to be equal to the taxes for which such Member is liable with respect to the cumulative amount of net Profits which have been allocated to him, her or it, less all prior Tax Distributions made under this Section 10.3. For purposes of applying this Section 10.3, the Board may treat a distribution made by the sixtieth day following the end of a Fiscal Year as occurring during such Fiscal Year (and not the Fiscal Year in which it was in fact made).

SECTION 11. CONFIDENTIALITY

11.1 Confidential Information.

(a) For the purposes of this Agreement, “Confidential Information” shall mean any information or material, written or oral, disclosed by any Member or the Company (the “Disclosing Party”), or its respective directors, officers, managers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants and financial advisors) (collectively, its “Representatives”) to any other Member or the Company (the “Receiving Party”), or its Representatives, in writing, verbally, or by observations, and whether or not specifically designated as confidential information by the Disclosing Party, disclosed on or after the date hereof, including, without limitation, any financial information, statements and records, costs and expense data, processes, procedures, methodologies, formulas, sources, methods, drawings, specifications, models, documentation, marketing and development plans, data, diagrams, manuals, techniques, know how, business strategies, or any compilations or information.

(b) Confidential Information does not include information that

(i) is or becomes available to the Receiving Party on a nonconfidential basis from a source other than the Disclosing Party or its Representatives; provided that such source is not known by the Receiving Party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation to, the Disclosing Party that prohibits such disclosure;

(ii) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives in violation of this Section 11; or

(iii) has been or is independently developed by the Receiving Party or its Representatives without the use of the Confidential Information or in violation of the terms of this Section 11.

11.2 Confidentiality Obligation.

(a) Each Member and the Company agree to carefully restrict access to the Confidential Information to its Representatives. All such Representatives shall (i) be informed by the Receiving Party of the confidential nature of the Confidential Information, (ii) agree to keep the Confidential Information strictly confidential and (iii) be advised of the terms of this Section 11 and agree to be bound to their employer-Member or employer-Company by terms of this Section 11. Each Member agrees to be responsible for any breaches of any of the provisions of this Section 11 by any of its Representatives (it being understood that such responsibility shall be in lieu of any right or remedy the Disclosing Party may have against any Representative with respect to such breach).

(b) The Members hereby agree that the Confidential Information will be used and disclosed to third parties solely in connection with the business of the Company, as provided in Section 1.3. The Receiving Party shall hold and maintain the Confidential Information in confidence, with the same degree of care as it treats its own, comparable confidential information, and shall not disclose to any person, which shall include, without limitation, any corporation, organization, group, partnership, entity or individual, any Confidential Information, without the written consent of the Disclosing Party. The Members and Company agree that all Confidential Information shall remain the property of the Disclosing Party.

(c) No Member or Company shall, without the prior written consent of the Disclosing Party, duplicate, copy, publish, use or otherwise disclose to others or, to the extent practicable, permit the use by others of any of the Confidential Information received by it.

(d) Notwithstanding the foregoing, in the event any Member or Company, or any Representatives receive a request or are required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose all or any part of the Confidential Information, such Member or Company, as the case may be, agree to (i) immediately notify the Disclosing Party of the existence, terms and circumstances surrounding such request, (ii) consult with the Disclosing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) assist the Disclosing Party, at the Disclosing Party’s expense, in seeking a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained or that the Disclosing Party waives compliance with the provisions hereof, (A) the Receiving Party or its Representatives, as the case may be, may disclose to any tribunal only that portion of the Confidential Information which the Receiving Party or its Representatives are advised by counsel is legally required to be disclosed, and the Receiving Party or its Representatives shall exercise reasonable best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information, and (B) the Receiving Party or its Representatives shall not be liable for such disclosure, unless disclosure to any such tribunal was caused by or resulted from a previous disclosure by the Receiving Party or its Representatives not permitted by this Section 11.

(e) OP and EP, on behalf of themselves and their respective Representatives, acknowledge that U.S. securities laws, rules and regulations prohibit any person who is in possession of material, non-public information concerning a public company from purchasing or selling any of its securities, and from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. In addition, OP and EP acknowledge and agree that some of the Confidential Information of IPSI or the Company may be considered “material non-public information” of or regarding IPSI (which is a publicly reporting and listed company in the United States) for purposes of the U.S. federal securities laws. Therefore, each of OP and EP (on behalf of themselves and their respective Representatives), severally and not jointly, agree that they will abide by all securities laws relating to the handling of and acting upon material non-public information of or regarding IPSI (including all laws, rules and regulations relating to disclosing and trading securities while in possession of material non-public information).

11.3 Equitable Relief. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party’s Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief without the posting of a bond in addition to whatever remedies it might have at law. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware.

11.4 Public Relations. During the term of the Company, neither the Company nor any Member shall, or shall permit any of its respective Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the Company, the Business or matters pertaining thereto (each a “Public Announcement”) without the approval of the Board, such approval not to be unreasonably withheld or conditioned; provided, however, that this Section 11.4 shall not apply to any Public Announcement that is required to be made by law, rule or regulations, it being agreed that if any such Public Announcement is so required, the party making the Pubic Announcement will afford the other parties an opportunity to review such Public Announcement in advance of publication. Public statements do not include statements made in connection with customary and usual marketing of the Business.

SECTION 12. LIABILITY, EXCULPATION AND INDEMNIFICATION

12.1 Liability of Members. Except as otherwise prohibited by law, no Member shall have any personal liability whatever in its capacity as a Member, whether to the Company, to any of the Members or to the creditors of the Company, for the debts, liabilities, contracts or any other obligations of the Company or for any Losses (as defined herein) of the Company in excess of (a) the amount of its Capital Contributions to the Company; (b) its share of any assets and undistributed profits of the Company; (c) its obligations to make other payments expressly provided for in this Agreement; and (d) the amount of any distributions wrongfully distributed to it.

12.2 Exculpation. Neither the Members nor any Manager or Officer shall be liable to the Company, any other Member, Manager or Officer or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, Manager or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Manager or Officer by this Agreement and with the reasonable belief that any act or omission was in the “best interests” of the Company or designed to promote and advance the interests of the Company, except that such Member, Manager or Officer shall be liable for any such loss, damage or claim incurred by reason of such Member, Manager or Officer’s gross negligence or willful misconduct.

12.3 Indemnification of Member, Managers and Officers.

(a) To the greatest extent not inconsistent with applicable law, the Company shall indemnify the Members, any Manager and any Officer of the Company made a party to any proceeding because such individual is or was the Member, a Manager or an Officer of the Company as a matter of right, against all liability incurred by such person in connection with any proceeding; provided, that it shall be determined in the specific case in accordance with Section 12.3(d) that indemnification of such person is permissible in the circumstances because the person has met the standard of conduct for indemnification set forth in Section 12.3(c). The Company shall pay for or reimburse the reasonable expenses incurred by the Member, Manager or Officer in connection with any such proceeding in advance of final disposition thereof if (i) the person furnishes the Company a written affirmation of the person’s good faith belief that it has met the standard of conduct for indemnification described in Section 12.3(c), (ii) the person furnishes the Company a written undertaking, executed personally or on such person’s behalf, to repay the advance if it is ultimately determined that such person did not meet such standard of conduct, and (iii) a determination is made in accordance with Section 12.3(d) that based upon facts then known to those making the determination, indemnification would not be precluded under this Section 12.3. The undertaking described in Section 12.3(a)(ii) must be a general obligation of the person, subject to such reasonable limitations as the Company may permit, but need not be secured and may be accepted without reference to financial ability to make repayment. The Company shall indemnify the Member, Manager or Officer who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable expenses incurred by such person in connection with the proceeding without the requirement of a determination as set forth in Section 12.3(c). Upon demand by the Member, Manager or Officer for indemnification or advancement of expenses, as the case may be, the Company shall expeditiously determine whether the Member, Manager or Officer is entitled thereto in accordance with this Section 12.3. The indemnification and advancement of expenses provided for under this Section 12.3 shall be applicable only to any proceeding arising from acts or omissions occurring after the adoption of this Section 12.3.

(b) The Company shall have the power, but not the obligation, to indemnify any individual who is or was an employee or agent of the Company to the same extent as if such individual was the Member, a Manager or an Officer.

(c) Indemnification of a Member, Manager or Officer is permissible under this Section 12 only if (i) such person conducted himself or itself in good faith; (ii) such person reasonably believed that his or its conduct was in, or at least not opposed to, the Company’s best interest and was within the authority delegated to him or it by this Agreement, the resolutions of the Board or by the Member and (iii) in the case of any criminal proceeding, he or it had no reasonable cause to believe his or its conduct was unlawful. The foregoing notwithstanding, a final determination with respect to such Member, Manager or Officer, as the case may be, in any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative of whether or not that person met the standard of conduct described in Section 12.3(c)(i), (ii) and (iii).

(d) A determination as to whether indemnification or advancement of expenses is permissible shall be made by the Board by the affirmative vote of all Managers not at the time parties to the proceeding, or, if all Managers are parties to the proceeding, by the Members.

(e) A Member, Manager or Officer who is a party to a proceeding may apply for indemnification from the Company to the court, if any, conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving notice the court considers necessary, may order indemnification if it determines:

(i) in a proceeding in which a Member, Manager or Officer is wholly successful, on the merits or otherwise, Member, Manager or Officer is entitled to indemnification under this Section 12, in which case the court shall order the Company to pay the Member, Manager or Officer his or its reasonable expenses incurred to obtain such court ordered indemnification; or

(ii) a Member, Manager or Officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Member, Manager or Officer met the standard of conduct set forth in Section 12.3(c).

(f) Nothing contained in this Section 12.3 shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a Member, Manager or Officer of the Company or is or was serving at the Company’s request as a director, officer, partner, manager, trustee, employee, or agent of another foreign or domestic company, association, limited liability company corporation, joint venture, trust, employee benefit plan, or other enterprise, whether for-profit or not. Nothing contained in this Section 12.3 shall limit the ability of the Company to otherwise indemnify or advance expenses to any person. It is the intent of this Section 12.3 to provide indemnification to the Members, the Managers and the Officers to the fullest extent now or hereafter permitted by the law consistent with the terms or conditions of this Section 12.3. Indemnification shall be provided in accordance with this Section 12.3 irrespective of the nature of the legal or equitable theory upon which a claim is made, including, without limitation, negligence, breach of duty, mismanagement, waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities law, or violation of any other state or federal law or violation of any law of any other jurisdiction.

(g) For purposes of this Section 12.3:

(i) The term “expenses” includes all direct and indirect cost (including, without limitation, counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Section 12.3, applicable law or otherwise.

(ii) The term “liability” means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(iii) The term “party” includes an individual who was, is or is threatened to be made, a named defendant or respondent in a proceeding.

(iv) The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

(h) The Company may purchase and maintain insurance for its benefit, the benefit of any individual who is entitled to or may be granted indemnification under this Section 12.3, or both, against any liability asserted against or incurred by such individual in any capacity or arising out of such individual’s service with the Company, whether or not the Company would have the power to indemnify such individual against such liability.

SECTION 13. BOOKS AND RECORDS; REPORTS; TAX RETURNS; BANK ACCOUNTS

13.1 Books and Records. The Company shall keep such books of account and other records with respect to its operations as will sufficiently explain the transactions and financial position of the Company and enable financial statements to be prepared in accordance with GAAP (as defined in Section 13.2), and shall cause such books and other records to be kept in such manner as will enable them to be properly audited. In addition, the Company shall keep such other books and records with respect to its operations as a Member or the Board by Required Vote shall from time to time request, and shall cause such books and records to be kept in such manner as the Member or the Board by Required Vote shall have directed. All books and other records referred to above shall be maintained at the principal place of business of the Company, or at such other place as the Board by Required Vote shall specify, and the Members, their duly authorized representatives and each Manager shall at all reasonable times have access to such books and other records. Any review, audit or other investigation required or requested by a Member, other than usual and customary internal or other audits and reviews, shall be at the sole cost and expense of the Member conducting or undertaking the same. In addition, the Members shall be entitled to review and discuss with the external auditors and their designees working papers and any other documentation with respect to the books and records of the Company. Notwithstanding the foregoing, records maintained in connection with this Section 13 shall be subject to Section 11.

13.2 Accounting Basis and Fiscal Year. Such books (i) shall be maintained according to U.S. generally accepted accounting principles, consistently applied (“GAAP”), (ii) shall reflect all Company transactions, (iii) shall be appropriate and adequate for the Company’s business and for carrying out all provisions of this Agreement, and (iv) shall be closed, balanced and audited or reviewed (as the Members or the Board may determine) as of the end of each Fiscal Year, as soon as practicable after the end of such Fiscal Year. The Fiscal Year of the Company shall end on December 31.

13.3 Reports.

(a) The Board shall cause to be delivered to each Member, within 30 days after the end of each Fiscal Year and each fiscal quarter of the Company an unaudited balance sheet as of the end of such Fiscal Year and statements of income, Members’ equity, and changes in financial position for the year then ended.

(b) Within 120 days after the end of each Fiscal Year, the Board will cause to be delivered to each Member all information necessary for the preparation of such Member’s U.S. Federal income tax returns, including a statement showing such Member’s share of income, gains, losses, deductions and credits for such year for U.S. Federal income tax purposes and the amount of any distribution made to or for the account of such Member pursuant to this Agreement.

13.4 Tax Returns. The Members agree that the Company shall be responsible for the preparation and timely filing of all federal, state and local tax and information returns that the Company is required to file. The Members agree that the Company will either prepare the necessary tax and information returns internally, or enlist the services of a tax preparation and/or consultation firm, and the Company will provide a copy of each such tax or information return filed on its behalf to the Members promptly following such filing. The Members agree that the Company will provide the Members with any additional information required for the completion of any tax filings required to be made by the Members under U.S. law. The Members agree that the Company will cooperate in resolving any inquiries made by any government tax authority to the Members concerning the results or activities of the Company.

13.5 Bank Accounts. The Board by Required Vote shall cause one or more accounts of the Company to be maintained in one or more banks, each of which shall be a member of the Federal Deposit Insurance Corporation, which accounts shall be used for the payment of the expenditures incurred by the Company in connection with its business, and in which shall be deposited any cash receipts of the Company. All amounts credited to any such account at any time shall be and remain the property of the Company, and shall be received, held and disbursed by the Company for the purposes specified in this Agreement. There shall not be deposited in any of such accounts any funds other than funds belonging to the Company, and no other funds shall in any way be commingled with such Company funds.

SECTION 14. TERM; DISSOLUTION AND WINDING UP

14.1 Term. The term of the Company shall commence as of the Effective Date and shall be perpetual until the winding up and liquidation of the Company and completion of its business following an event of Dissolution (as defined below) as provided for in Section 14.2 hereof. Notwithstanding anything to the contrary, the existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate via proper filing with the Secretary of State of the State of Delaware.

14.2 Dissolution. The affairs of the Company shall be wound up and the Company shall thereafter dissolve (the “Dissolution”) beginning with the first to occur of the following: (a) the written unanimous consent of the Members; (b) the bankruptcy or dissolution of any Member or the occurrence of any other event under the LLC Act that terminates the continued existence of a Member, unless within 90 days after the occurrence of such an event, the remaining Member or Members agree(s) in writing to continue the business of the Company and to the appointment, if necessary or desired, effective as of the date of such event of one or more additional Members; or (c) the entry of a decree of dissolution of the Company under and in accordance with applicable law.

14.3 Winding Up and Distribution Upon Liquidation.

(a) Upon Dissolution, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members; provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the property of the Company has been distributed as contemplated by this Agreement and the Certificate has been canceled pursuant to the LLC Act

(b) After paying such liabilities and providing for such reserves, and after making all allocations required by Section 9.2, including all allocations relating to the liquidation of the Company, the Board or the Liquidator (if any) shall cause the remaining net assets of the Company (the “Remaining Net Assets”) to be distributed to the Members in accordance with their Percentage Interests

14.4 Survival. In the event of Dissolution, the provisions of Section 11 shall survive the termination of this Agreement for a period of five years, and the Members and their respective Affiliates shall be bound thereby.

SECTION 15. DISPUTE RESOLUTION; BUY-SELL

15.1 Dispute Resolution.

(a) Subject to Section 15.2, prior to pursuing arbitration as provided for in Section 15.1(b) with respect to any disputes, controversies or claims of whatever nature arising out of, related to, in connection with or as a result of this Agreement, or the breach hereof, including the inability of the Managers to unanimously agree upon a Major Decision where so required (individually and collectively, a “Dispute”), the chief executive officers (or a direct officer or other person appointed by them) of each of the Members, or an Affiliate of each of them, shall meet or discuss via good faith negotiations an amicable resolution to such Dispute. No party shall be entitled to make and bring a claim in arbitration as provided for in Section 15.1(b) unless it has attempted for a period of 30 days from written notice of a Dispute to reach an amicable resolution.

(b) Subject to Section 15.2, in the event of any Disputes which are not resolved by the Members via the provisions of Section 15.1(a), the Members agree that they shall have the Dispute heard and settled by the Judicial Arbitration Mediation Services (“JAMS”) in accordance with its rules for commercial disputes, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in San Francisco, California at a mutually agreeable location (and baring an agreement as to the location of the arbitration, at the offices of JAMS in San Francisco, California) with three arbitrators who shall be selected by JAMS, provided that all such arbitrators shall have business and/or legal experience in subject matter of the Dispute. The arbitrators shall have the power to award all remedies that could be awarded by a court or administrative agency in accordance with the governing and applicable substantive law. The arbitrators shall have the authority to allow for appropriate discovery and exchange of information prior to a hearing, including (but not limited to) production of documents, information requests, depositions and subpoenas. Neither party nor the arbitrators may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties. All fees and expenses of the arbitration shall be borne by the Members equally. However, each Member shall bear the expense of its own counsel, experts, witnesses and preparation and presentation of proofs; except that the prevailing party shall be entitled to an award of reasonable attorneys’ fees as determined by the arbitrators.

15.2 Deadlock Buy-Sell

(a) If the Managers are unable to unanimously agree on any Major Decision and such disagreement continues for 30 days despite good faith deliberations by the Members as required by Section 15.1(a), then any Member shall be entitled to exercise the buy-sell rights set forth in this Section 15.2 by delivering a Buy-Sell Offer Notice (as defined herein).

(b) If a Member wishes to exercise the buy-sell right provided in this Section 15.2, such Member (the "Initiating Member") shall deliver to the other Members (the "Responding Members") written notice (the "Buy-Sell Offer Notice") of such election, which notice shall include (i) a description of the circumstances that triggered the buy-sell right, and (ii) the aggregate purchase price (which shall be payable exclusively in cash (unless otherwise agreed)) at which the Initiating Member shall either (A) purchase all of the Membership Interests owned by the Responding Members (the "Buy-out Price") or (B) sell all of its Membership Interests to the Responding Members (the "Sell-out Price").

(c) Within 30 days after the Buy-Sell Offer Notice is received (the "Buy-Sell Election Date"), the Responding Members shall deliver to the Initiating Member a written notice (the "Response Notice") stating whether it elects to (i) sell all of its Membership Interests to the Initiating Member for the Buy-out Price or (ii) buy all (or its pro rata portion) of the Membership Interests owned by the Initiating Member for the Sell-out Price. The failure of the Responding Members to deliver the Response Notice by the Buy-Sell Election Date shall be deemed to be an election to sell all of its Membership Interests to the Initiating Member at the Buy-out Price.

(d) The closing of any purchase and sale of Membership Interests pursuant to this Section 15.2 shall take place within 60 days after the Response Notice is delivered or deemed to have been delivered or some other date mutually agreed upon by the parties. The Buy-out Price or the Sell-out Price, as the case may be, shall be paid at closing by wire transfer of immediately available funds to an account designated in writing by the selling Members (the "Selling Members"). At the closing, the Selling Members shall deliver to the purchasing Member (the "Purchasing Member") good and marketable title to its Membership Interests, free and clear of all liens and encumbrances. Each Member agrees to cooperate and take all actions and execute all documents reasonably necessary or appropriate to reflect the purchase of the Selling Members’ Membership Interests by the Purchasing Member.

(e) If the Purchasing Member defaults in any of its material closing obligations, then the Selling Members shall have the option to purchase their pro rata portion of the Purchasing Member’s entire Membership Interest at a price that is equal to 75% of the purchase price payable at the initial closing.

SECTION 16. MISCELLANEOUS

16.1 Government and Regulatory Restrictions. The provisions hereof shall be subject to applicable restrictions provided for in any effective grant, permit, loan or approval issued to the Company, or any Member with respect to the purpose of the Company, now held or obtained following the date hereof, by the Federal government, any state or local government or any administrative agency or board thereof.

16.2 Other Company Opportunities. If an opportunity comes to the attention of any Manager, Officer or employee of the Company who is also a manager, director, officer or employee of a Member or an Affiliate (other than the Company) of such Member (the “Agent”), such opportunity shall belong to the Company if such opportunity is expressly offered to the Agent solely in his or her capacity as a Manager, Officer or employee of the Company and if such opportunity pertains directly to the business of the Company.

16.3 Expenses. Each Member, Manager and Officer shall be entitled to reimbursement from the Company for all reasonable direct out-of-pocket expenses incurred in pursuing its primary responsibilities pursuant to this Agreement.

16.4 Notices.  All notices, requests, demands, claims and other communications hereunder shall be deemed to have been duly given only if made in writing and delivered by email, by internationally recognized overnight courier or mailed by certified mail, postage prepaid, return receipt requested, and unless notified otherwise by a party, addressed to such Member’s email address or other address as set forth in the records of the Company, or to any such other address as may hereafter be designated by a Member upon giving notice thereof to the Company in accordance herewith. All notices shall be deemed given (i) on the date of delivery if given by email (ii) three (3) business days after having been sent by certified mail, return receipt requested, postage prepaid, or (iii) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt.

16.5 Amendments; No Waivers.

(a) Subject to Section 2.3, any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by the unanimous approval by the Members, or in the case of a waiver, by the Member against whom the waiver is to be effective.

(b) No failure or delay by any Member in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

16.6 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and assigns. No Member may Transfer any of its rights or obligations under this Agreement without the prior written consent of all of the other Members. Without limiting the generality of the foregoing, upon the death or permanent disability of Franklin Levy (the sole member and manager of EP as of the date hereof), Mr. Levy’s estate, permitted successors or assigns or any other individual or entity controlling EP following such death or permanent disability shall continue to fulfill, fully and faithfully, all of EP’s obligations to the Company and the Members provided for hereunder.

16.7 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of law rules of such state. Subject to Section 15, the parties agree that any action, suit, claim or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought by the parties in a Delaware state court or a federal court sitting in the State of Delaware, which shall be the exclusive venue of any such action, suit, claim or proceeding. Each party waives any objection which such party may now or hereafter have to the laying of venue of any such action, suit, claim or proceeding, and irrevocably consents and submits to the jurisdiction of any such court (and the appropriate appellate courts) in any such action, suit, claim or proceeding. Any and all service of process and any other notice in any such action, suit, claim or proceeding shall be effective against such party when transmitted in accordance with Section 16.4 of this Agreement. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law.

16.8 Entire Agreement; No Third Party Rights. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement (including, without limitation, any operating agreement previously executed by the parties). No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties to this Agreement any rights or remedies hereunder, as a third party beneficiary or otherwise.

16.9 Further Assurances. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each party agrees to execute and deliver such additional documents and instruments, including amendments to this Agreement, and to perform such additional acts as may be necessary, appropriate or reasonably requested to carry out or evidence the provisions of this Agreement and the transactions contemplated hereby.

16.10 Severability. If any provisions of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable, the other provisions of this Agreement or the application of such provision to other Persons or circumstances shall not be affected thereby but shall continue in force to the fullest extent permitted by law.

16.11 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts made be executed and delivered by electronic means. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

16.12 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

[SIGNATURES APPEAR ON THE NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the Effective Date.

INNOVATIVE PAYMENT SOLUTIONS, INC.

By:	/s/ William Corbett
Name:	William Corbett
Title:	Chief Executive Officer

OPENPATH, INC.

By:	/s/ Scott Dorey
Name:	Scott Dorey
Title:	Chief Executive Officer

EFINITYPAY, LLC

By:	/s/ Franklin Levy
Name:	Franklin Levy
Title:	Manager

EXHIBIT A

Capital Contributions and Percentage Interests

Member Name	Initial Capital Contribution	Initial Percentage Interest
Innovative Payment Solutions, Inc.	See Section 2.4	0	%*
OpenPath, Inc.	$1,500,000	50	%*
eFinityPay, LLC	$1,500,000	50	%*
Totals	$3,000,000	100%

*	Pursuant to Section 2.4 of the Agreement to which this exhibit is attached, the Members have agreed that IPSI shall receive Membership Interests in the Company equal to an aggregate of 11.11% of the Membership Interest in the Company for each of the three Tranches of $500,000 (unless a lesser or pro rata amount is agreed to as provided for in such Section 2.4) in cash capital to be provided by IPSI to the Company. Accordingly, it is agreed that the Percentage Interests of each Member shall be adjusted following such each such contribution of capital by IPSI as provided for in the chart below. In the event that the Board unanimously approves a waiver of all or any portion of the IPSI Capital Contribution as provided for in Section 2.4(b)(i), an appropriate update or amendment shall be made to this Exhibit A to reflect the agreed upon Membership Interests and Percentage Interests of the Members.

Member Name	Percentage Interests Following First $500,000 Funding by IPSI	Percentage Interests Following Second $500,000 Funding by IPSI	Percentage Interests Following Third $500,000 Funding by IPSI
Innovative Payment Solutions, Inc.	11.11%	22.22%	33.33%
OpenPath, Inc.	44.445%	38.89%	33.34%
eFinityPay, LLC	44.445%	38.89%	33.33%
Total	100%	100%	100%

Exhibit B

Form of Warrant

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED, IF SO REQUESTED BY THE COMPANY, BY AN OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Issue Date of this Warrant (the “Issue Date”): [     ]

INNOVATIVE PAYMENT SOLUTIONS, INC.

Common Stock Purchase Warrant

THIS CERTIFIES THAT, for value received, [        ] (the “Holder”) is entitled to subscribe for and purchase, at the Exercise Price (as defined below), from Innovative Payment Solutions, Inc., a Nevada corporation (the “Company”), a number of shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) as provided for in Section 1 hereof.

This Warrant may be exercised by the Holder at any time during the period beginning on the Issue Date through the fifth (5th) anniversary of the Issue Date (the “Warrant Term”). Following the conclusion of the Warrant Term, this Warrant and any right of the Holder to receive any Warrant Shares (as defined below) shall automatically terminate.

This Warrant is being issued to the Holder pursuant to the terms of that certain Limited Liability Operating Agreement, dated April 26, 2023 (the “Operating Agreement”), of IPSIPay Express, LLC, a Delaware limited liability company.

This Warrant is subject to the following terms and conditions:

1. Warrant Shares. The Holder has, subject to the terms set forth herein, the right during the Warrant Term to purchase up to an aggregate of [         ] ([         ]) shares of Common Stock (the “Warrant Shares”) at a per share exercise price as defined in Section 2 below (the “Exercise Price”). The Exercise Price is subject to adjustment as provided in Section 4 hereof.

2. Exercise Price. The Exercise Price shall be $[ ] per Warrant Share.

3. Exercise of Warrant.

(a) Cash Exercise. This Warrant may be exercised by the Holder at any time in whole or in part, by delivering the notice of exercise attached as Exhibit A hereto (the “Notice of Exercise”), duly executed by the Holder to the Company at its principal office, or at such other office as the Company may designate, accompanied by payment, in cash or by wire transfer of immediately available funds to the order of the Company to an account designated by the Company, of the amount obtained by multiplying the number of Warrant Shares designated in the Notice of Exercise by the Exercise Price (the “Purchase Price”). For purposes hereof, “Exercise Date” shall mean the date on which all deliveries required to be made to the Company upon exercise of this Warrant pursuant to this Section 3(a) shall have been made.

(b)  Cashless Exercise. In the event, but only in the event, that at the time of exercise of this Warrant there is not an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the public resale of the Warrant Shares, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the Market Price (as defined below) on the Trading Day (as defined below) immediately preceding the date of proper delivery of the applicable Notice of Exercise;

(B) =	the Exercise Price of this Warrant, as may be adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Market Price” means, for any date, the price per share of the Common Stock determined by the first of the following clauses that applies: (a) if the Common Stock are then listed or quoted on The New York Stock Exchange, the NYSE American or any tier of The Nasdaq Stock Market (each, a “Trading Market”), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock are then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock are listed or quoted on the OTCQB or OTCQX (each as operated by OTC Markets Group, Inc., or any successor market), the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock are not then listed or quoted for trading on the OTCQB or OTCQX Markets and if prices for the Common Stock are then reported in the OTC Pink Market published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a Common Stock as determined good faith by the Board of Directors of the Company.

“Trading Day” means any day on which all Trading Markets are open for trading.

If Warrant Shares are issued in a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 3(b). Notwithstanding anything to the contrary, if on the Termination Date (unless the Holder otherwise notifies the Company in writing) there is no effective registration statement covering the resale of the Warrant Shares by the Holder, then, to the extent not already exercised by the Holder, this Warrant shall be automatically exercised in full via cashless exercise pursuant to this Section 3(b).

(c) Issuance of Certificates. As soon as practicable after the exercise of this Warrant, in whole or in part, in accordance with Section 3 hereof, the Company, at its expense, shall cause to be issued in the name of and delivered to the Holder: (i) a certificate or certificates for (or, if applicable, by restricted book entry notation or by delivery through the facilities of the Depository Trust Company or similar electronic system in electronic form of) the number of fully paid and non-assessable Warrant Shares to which the Holder shall be entitled upon such exercise and, if applicable, (ii) a new warrant identical to this Warrant to purchase all of the Warrant Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Holder. Unless this Warrant is exercised in full, the Holder shall not be required to surrender this Warrant as a condition of exercise. The Holder shall for all purposes hereof be deemed to have become the Holder of record of such Warrant Shares on the date on which the Notice of Exercise and payment of the Purchase Price (or, if applicable, via valid cashless exercise) in accordance with Section 3 hereof were delivered and made, respectively, irrespective of the date of delivery of such certificate or other evidence of ownership, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Warrant Shares at the close of business on the next succeeding date on which the stock transfer books are open.

(d) Taxes. Upon the issuance of the Warrant Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares, the Holder shall be responsible for any tax or other charge of whatever nature in respect of such issuance.

(e) Charges, Transfer Taxes, and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate including any charges of any clearing firm, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder. The Company shall pay all transfer agent fees required for processing of any exercise of this Warrant. The Company shall (i) pay the reasonable legal fees of Company counsel in connection with any legal opinion required in connection with the exercise of this Warrant, and (ii) cause such counsel to promptly provide any such opinion to the Company’s transfer agent.

(f) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with such issue).

4. Adjustment of Exercise Price.

(a) Adjustment for Reclassification, Consolidation or Merger. If, at any time while this Warrant is outstanding: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another entity (excluding mergers effected solely to change the Company’s name), (ii) the Company (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another individual or entity or group of individuals or entities whereby such other individual, entity or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other individual or entity or other individuals or entities making or party to, or associated or affiliated with the other individuals or entities making or party to, such stock or share purchase agreement or other business combination) (each, a “Fundamental Transaction”), then, as a part of such Fundamental Transaction, unless otherwise directed by the Holder in writing, all necessary or appropriate lawful provisions shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the greatest number of shares of capital stock or other securities or property that a holder of the Warrant Shares deliverable upon exercise of this Warrant would have been entitled to receive in such Fundamental Transaction if this Warrant had been exercised immediately prior to such Fundamental Transaction, all subject to further adjustment as provided in this Section 4. If the per share consideration payable to the Holder for Warrant Shares in connection with any such Fundamental Transaction is in a form other than cash or marketable securities, then the value of such consideration shall be mutually agreed upon by the Company and the Holder. The foregoing provisions of this paragraph shall similarly apply to successive Fundamental Transactions and to the capital stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the applicable Fundamental Transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such Fundamental Transaction upon exercise of this Warrant.

(b) Adjustments for Split, Subdivision or Combination of Warrant Shares. If the Company shall at any time subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock subject to acquisition upon exercise of the Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, after the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock subject to acquisition upon exercise of the Warrant will be proportionately decreased.

(c) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding, the holders of any class of securities as to which purchase rights under this Warrant exist at the time shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the class of security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 4.

5. Notices. All notices, requests, consents and other communications required or permitted under this Warrant shall be in writing shall be deemed given and effective when provided in accordance with Section 16.4 of the Operating Agreement. Whenever the Exercise Price is adjusted pursuant to any provision of this Warrant, the Company shall promptly provide written notice to the Holder setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring any such adjustment(s).

6. Legends. Each certificate or evidence of ownership evidencing the Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR OTHERWISE SOLD UNLESS (I) IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT AND ALL SUCH APPLICABLE STATE SECURITIES LAWS OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

7. Removal of Legend. Upon request of a holder of a certificate with the legends required by Section 6 hereof, the Company shall or shall direct its transfer agent to issue to such holder a new certificate or evidence of ownership therefor free of any transfer legend, if, with such request, the Company or its transfer agent, if so requested by the Company or such transfer agent, shall have received an opinion of counsel satisfactory to the Company in form and substance to the effect that any transfer by such holder of the Warrant Shares evidenced by such certificate will not violate the Act or any applicable state securities laws.

8. Fractional Warrant Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder. Instead, the Company shall round up, as nearly as practicable to the nearest whole Share, the number of Warrant Shares to be issued.

9. No Rights as Stockholder. The Holder, as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have been issued, as provided herein.

10. Transfers. This Warrant is not assignable or transferable, except for any assignment or transfer of this Warrant by the Holder pursuant to the Holder’s estate plan or a valid court decree. Any such transfer shall comply with all applicable laws, rules and regulations, including, without limitation, with the U.S. federal securities laws.

11. Miscellaneous.

(a) This Warrant and disputes arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to agreements made and to be performed wholly within such State, without regard to its conflict of law rules.

(b) The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

(c) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and of the Holder and of the Warrant Shares issued or issuable upon the exercise hereof.

(e) This Warrant and the other documents delivered pursuant hereto, including the Operating Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.

(f) The Company shall not, by amendment of the Articles of Incorporation or Bylaws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder contained herein against impairment.

(g) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor.

(h) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on the Issue Date.

INNOVATIVE PAYMENT SOLUTIONS, INC.

By:
	Name:	William Corbett
	Title:	Chief Executive Officer

Exhibit A

NOTICE OF EXERCISE

TO:	Innovative Payment Solutions, Inc., Attention: Chief Executive Officer

(1) The undersigned hereby elects to purchase ________ Warrant Shares pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[    ] in lawful money of the United States; or

[    ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(b).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

______________________

The Warrant Shares shall be delivered to the following DWAC Account Number (if applicable):

______________________

______________________

The undersigned hereby represents and warrants the following:

(a) It (i) has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks involved in purchasing the Warrant Shares, (ii) is able to bear the economic risks involved in purchasing the Warrant Shares, and (iii) is an “accredited investor,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended;

(b) In making the decision to purchase the Warrant Shares, it has relied solely on independent investigations made by it and has had the opportunity to ask questions of, and receive answers from, the Company concerning the Warrant Shares, the financial condition, prospective business and operations of the Company and has otherwise had an opportunity to obtain any additional information, to the extent that the Company possess such information or could acquire it without unreasonable effort or expense;

(c) Its overall commitment to investments that are not readily marketable is not disproportionate to its net worth and income, and the purchase of the Warrant Shares will not cause such overall commitment to become disproportionate; it can afford to bear the loss of the Purchase Price of the Warrant Shares;

(d) It has no present need for liquidity in its investment in the Warrant Shares; and

(e) It acknowledges that the transaction contemplated in connection with the purchase of the Warrant Shares has not been reviewed or approved by the Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state, and that no such agency has passed on or made any recommendation or endorsement of any of the securities contemplated hereby.

(Signature and Date)